UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2020

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	NBR	NYSE
Preferred shares – Series A	NBR.PRA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02Termination of a Material Definitive Agreement.

On April 30, 2020, Nabors Industries, Inc. (“Nabors Delaware”), a wholly owned subsidiary of Nabors Industries Ltd., gave notice of its intent to terminate, effective immediately, its existing Credit Agreement, dated as of November 29, 2012, by and among Nabors Delaware, the various lenders party thereto, and Wilmington Trust, National Association, as Successor Administrative Agent thereunder (as such has been amended from time to time, the “2012 Credit Facility”). There were no amounts outstanding under the 2012 Credit Facility, and no early termination penalties or fees are or will be due as a result of its termination.

Nabors Delaware’s other existing credit agreement, dated October 11, 2018, by and among Nabors Delaware and Nabors Drilling Canada Limited, as co-borrower, the guarantors identified therein, the lenders party thereto, and Citibank, N.A., as administrative agent, as amended, will not be affected by the termination of the 2012 Credit Facility and will remain outstanding after the termination of the 2012 Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: May 1, 2020By: /s/Mark D. Andrews

Mark D. Andrews

Corporate Secretary